Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Vicki Kessler 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL REPORTS STRONG PERFORMANCE
Fully diluted earnings per share up 42 percent
     NASHVILLE, Tenn., April 17, 2007 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported strong performance for the quarter ended March 31, 2007. Fully diluted earnings per share were $0.34 for the quarter ended March 31, 2007, compared to $0.24 fully diluted earnings per share for the quarter ended March 31, 2006, which included the impact of $0.03 of merger related expenses associated with the Cavalry Bancorp, Inc. acquisition consummated on March 15, 2006.
FIRST QUARTER 2007 HIGHLIGHTS:
•	Earnings:
o	Net income for the first quarter of 2007 of $5.60 million, up 114 percent from the prior year’s first quarter net income of $2.61 million.

o	Diluted earnings per share for the first quarter of 2007 of $0.34, up 42 percent from the same quarter last year.

o	Revenue (the sum of net interest income and noninterest income) for the quarter ended March 31, 2007, amounted to $22.11 million, compared to $11.56 million for the same quarter of last year, an increase of 91 percent.
•	Superior credit quality:
o	Net charge-offs as a percentage of average loan volumes were 0.03 percent for the quarter ended March 31, 2007.

o	Nonperforming assets were only 0.36 percent of total loans and other real estate at March 31, 2007 down from 0.54 percent at December 31, 2006.

Past due loans over 30 days, excluding nonperforming loans, were only 0.33 percent of total loans and other real estate at March 31, 2007.
•	Strong balance sheet growth:
o	Loans at March 31, 2007, were $1.554 billion, up 26 percent from the same period last year, reflecting strong organic growth over the last year. Loans increased by $56 million during the first quarter of 2007, compared to $42 million in organic growth during the same quarter in 2006. Provision for loan losses for the quarter ended March 31, 2007 was $788,000, an increase of $401,000 from the same quarter in 2006.

o	Total deposits at March 31, 2007, were $1.700 billion, up 20 percent from the same period last year. Noninterest bearing demand deposit accounts, which represent 18.1 percent of total deposits, were up 16.4 percent from the same period last year reflecting strong organic growth.
•	Investments in future growth:
o	Hired leadership for the denovo expansion to Knoxville that was announced on April 9, 2007, with plans to build a $500 million to $750 million franchise in Knoxville in five years.

o	Opened a new office in March of 2007 in the Donelson area of Nashville reflecting continuing investment in the Middle Tennessee franchise to support future growth.

o	Increased associate base by 15.5 FTE’s during the first quarter of 2007.
     “We are pleased with our performance in the first quarter of 2007, particularly with respect to loan growth and the notable improvement in our credit quality measurements,” said M. Terry Turner, Pinnacle’s president and CEO. “Given the current shape of the yield curve, we continue to believe 2007 will be a challenging year for all banks. However, we are confident that we will continue to expand our client base and sustain our record of dramatic growth throughout 2007 because of our ability to increase our market share in the Nashville-Davidson-Murfreesboro MSA combined with our recent entry into the Knoxville MSA.”
     Turner also commented on two industry matters that have received much attention in the media in recent weeks. He noted that Pinnacle decided several years ago to forego the development of any subprime lending products. He said recent national issues around subprime lending should not impact Pinnacle’s results now or in the future. Also, there has been much discussion concerning weakness in the commercial real estate segment in various markets around the country. Turner said that although Pinnacle has experienced reductions in the number of new projects being considered for funding, Pinnacle is not seeing decreases in the quality of its existing commercial real estate portfolio. He attributed the strength of Pinnacle’s commercial real estate portfolio to the stability of the Middle Tennessee economy and the fact that Middle Tennessee did not experience significant escalations in real estate prices which were experienced in other areas of the country in the last few years.
FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•	Return on average assets for first quarter 2007 was 1.06 percent. Return on average tangible assets (average assets less goodwill and core deposit intangibles) for first quarter 2007 was 1.12 percent, compared to 0.94 percent for the same quarter last year.

•	Return on average stockholders’ equity for the quarter ended March 31, 2007, was 8.76 percent. Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended March 31, 2007, was 16.95 percent, compared to 14.30 percent for the same quarter last year.
     Total assets grew to $2.193 billion as of March 31, 2007, up $365 million or 20.0 percent from the $1.828 billion reported at the same time last year. This rapid asset growth was achieved while reducing the securities to total assets ratio from 17.30 percent at March 31, 2006, to 15.51 percent at March 31, 2007.
CREDIT QUALITY
•	Provision for loan losses was $788,000 for the first quarter of 2007, compared to $387,000 in the first quarter of 2006. Contributing to the increased provision expense between the two periods was the $56 million in organic loan growth during the first quarter of 2007, compared to $42 million in organic growth during the same quarter in 2006.

o	During the first quarter of 2007, the firm recorded net charge-offs of only $114,000, compared to net recoveries of previously charged-off loans of $73,000 during the same period in 2006. Annualized net charge-offs to total average loans were 0.03 percent for the quarter ended March 31, 2007.
•	Allowance for loan losses represented 1.08 percent of total loans at March 31, 2007, compared to 1.08 percent a year ago.
o	Nonperforming assets as a percentage of total loans and other real estate decreased to 0.36 percent at March 31, 2007, from 0.54 percent at December 31, 2006.
     “We believe our record of excellent asset quality since our founding in 2000 is a key predictor of our ability to create long-term shareholder value,” said Turner. “At the end of last year, several of our credit quality measurements, such as the percentage of nonperforming loans, had increased. We are pleased with our first quarter improvement in this area and attribute our success to our lending and credit associates and the special attention they gave this effort during the first quarter which resulted in reductions in nonperforming assets and past due loans.”
REVENUE
•	Net interest income for first quarter 2007, was $17.08 million, compared to $9.51 million for the same quarter last year, an increase of 79.6 percent.
o	Net interest margin for the first quarter of 2007 was 3.64 percent, compared to a net interest margin of 3.65 percent for the same period last year and 3.74 percent reported for the fourth quarter of 2006.
•	Noninterest income for the first quarter 2007 was $5.03 million, a 145.4 percent increase over the $2.05 million recorded during the same quarter in 2006.
     “We believe much of the decrease in our net interest margin is due to a seasonal decline in average balances for noninterest bearing deposit accounts and clients transferring balances into higher-yielding interest bearing transaction and money market accounts,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “Our loan pipelines remain strong and, due to our expected loan growth in both Nashville and Knoxville, we believe that we will experience growth in our revenue streams for the next few quarters.”
     Carpenter also noted that it appeared deposit pricing in Nashville and Murfreesboro appeared to have stabilized over the last quarter since monthly funding costs had increased only modestly. He stated that the firm had recently initiated several margin improvement initiatives including the development and roll-out of a more sophisticated loan pricing model and the addition of more associates in the treasury management sales and service units to emphasize the sale of low-cost corporate operating accounts.
     Noninterest income during the first quarter of 2007 represented approximately 22.73 percent of total revenues, compared to 17.73 percent for the same quarter in 2006. The increase in noninterest income between 2007 and 2006 was due primarily to the fee businesses acquired with the Cavalry merger, including insurance and trust.
NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended March 31, 2007, was $13.1 million.

•	Compensation expense increased to $8.27 million during the first quarter of 2007, compared to $8.15 million in the fourth quarter of 2006 and $4.45 million during the first quarter of 2006. At March 31, 2007, the firm employed 419.5 associates (full-time equivalent), an increase of 15.5 associates since year end 2006.

•	During the first quarter 2007 Pinnacle recognized compensation expense related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) of approximately $307,000 on an after-tax basis.

•	Amortization expense associated with the core deposit intangible recorded in connection with the merger of Cavalry Bancorp, Inc. in March 2006 was $516,000 for the three months ended March 31, 2007, and compared to $132,000 for the same period last year.

•	The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 59.4 percent during the first quarter of 2007, compared to 63.4 percent during the first quarter of 2006.

     “On a linked quarter basis, expenses for the first quarter of 2007 were consistent with the prior quarter,” Carpenter said. “During the first quarter of 2007 we added 15.5 FTE’s and will continue to add new associates to support the anticipated growth of the firm, particularly with regard to the Knoxville expansion.”
     During the first quarter of 2007, Pinnacle also opened its 18th office in the Donelson area of Nashville reflecting continuing investment in its middle Tennessee franchise.
KNOXVILLE EXPANSION
     On April 9, 2007, Pinnacle announced its expansion to the Knoxville, Tenn., market and the hiring of two prominent veteran bankers to lead the firm in Knoxville. Pinnacle’s Knoxville president is Nathan Hunter, a 32-year banker who most recently led SunTrust’s retail operations in Knoxville. Twenty-two year banking veteran Mike DiStefano, who most recently led SunTrust’s commercial banking group, is Pinnacle’s client advisory group leader in the Knoxville market.
     With $10.1 billion in deposits, the Knoxville market is similar to Nashville, with the large regional banks that dominate the market giving up market share due to customer dissatisfaction.
     “We have said we would expand outside of Middle Tennessee with the right circumstances and the right leadership. We now have both and believe the Knoxville team we have begun to assemble will be able to build a $500 million to $750 million institution in Knoxville within five years,” Turner said.
INVESTMENT OUTLOOK
     Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, including the impact of the Knoxville expansion, Pinnacle estimates its second quarter 2007 diluted earnings per share will approximate $0.30 to $0.33, which includes approximately $0.04 dilution attributable to the Knoxville expansion. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates that its earnings will approximate $1.41 to $1.48 per fully diluted share for the year ended Dec. 31, 2007, which includes approximately $0.08 dilution attributable to the Knoxville expansion.

As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any markets other than metropolitan Nashville or Knoxville, any merger or acquisition, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
     Pinnacle Financial Partners provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution. Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     Pinnacle opened its first office in October 2000. Since then the firm has added eight other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices, bringing the total number of offices to 18 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA. The firm plans to open two offices in Knoxville this year, with another three by the end of 2010.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro MSA or projected rates in the Knoxville MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA and the Knoxville MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle’s most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2007	December 31, 2006

ASSETS
Cash and noninterest-bearing due from banks	$47,180,452	$43,611,533
Interest-bearing deposits due from banks	4,847,745	1,041,174
Federal funds sold and other	35,633,489	47,866,143

Cash and cash equivalents	87,661,686	92,518,850

Securities available-for-sale, at fair value	313,169,577	319,237,428
Securities held-to-maturity (fair value of $26,482,598 and $26,594,235 at March 31, 2007 and December 31, 2006, respectively)	27,085,811	27,256,876
Mortgage loans held-for-sale	11,668,414	5,654,381

Loans	1,553,980,356	1,497,734,824
Less allowance for loan losses	(16,792,017)	(16,117,978)

Loans, net	1,537,188,339	1,481,616,846

Premises and equipment, net	37,638,657	36,285,796
Investments in unconsolidated subsidiaries and other entities	16,879,642	16,200,684
Accrued interest receivable	10,785,658	11,019,173
Goodwill	114,287,640	114,287,640
Core deposit intangible	10,869,252	11,385,006
Other assets	25,897,746	26,724,183

Total assets	$2,193,132,422	$2,142,186,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$306,885,434	$300,977,814
Interest-bearing demand	249,691,538	236,674,425
Savings and money market accounts	499,476,036	485,935,897
Time	644,079,127	598,823,167

Total deposits	1,700,132,135	1,622,411,303
Securities sold under agreements to repurchase	116,951,631	141,015,761
Federal Home Loan Bank advances and other borrowings	46,619,224	53,725,833
Subordinated debt	51,548,000	51,548,000
Accrued interest payable	4,484,595	4,952,422
Other liabilities	10,480,316	12,516,523

Total liabilities	1,930,215,901	1,886,169,842
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 15,530,975 issued and outstanding at March 31, 2007 and 15,446,074 issued and outstanding at December 31, 2006	15,530,975	15,446,074
Additional paid-in capital	212,333,180	211,502,516
Retained earnings	36,711,165	31,109,324
Accumulated other comprehensive loss, net	(1,658,799)	(2,040,893)

Stockholders’ equity	262,916,521	256,017,021

Total liabilities and stockholders’ equity	$2,193,132,422	$2,142,186,863

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
	2007	2006

Interest income:
Loans, including fees	$28,977,224	$13,178,830
Securities:
Taxable	3,346,120	2,861,118
Tax-exempt	669,519	400,773
Federal funds sold and other	746,379	369,675

Total interest income	33,739,242	16,810,396

Interest expense:
Deposits	13,537,263	5,850,307
Securities sold under agreements to repurchase	1,712,091	508,788
Federal Home Loan Bank advances and other borrowings	1,407,460	944,498

Total interest expense	16,656,814	7,303,593

Net interest income	17,082,428	9,506,803
Provision for loan losses	787,966	387,184

Net interest income after provision for loan losses	16,294,462	9,119,619

Noninterest income:
Service charges on deposit accounts	1,797,149	438,269
Investment sales commissions	734,560	513,597
Insurance sales commissions	636,962	264,828
Gain on loans and loan participations sold, net	363,306	324,546
Trust fees	420,290	52,000
Other noninterest income	1,073,316	455,011

Total noninterest income	5,025,583	2,048,251

Noninterest expense:
Compensation and employee benefits	8,266,501	4,448,357
Equipment and occupancy	2,164,702	1,173,353
Marketing and other business development	251,735	190,471
Postage and supplies	454,916	185,409
Amortization of core deposit intangible	515,754	131,682
Other noninterest expense	1,470,083	756,612
Merger related expense	—	443,330

Total noninterest expense	13,123,691	7,329,214

Income before income taxes	8,196,354	3,838,656
Income tax expense	2,594,513	1,226,760

Net income	$5,601,841	$2,611,896

Per share information:
Basic net income per common share	$0.36	$0.27

Diluted net income per common share	$0.34	$0.24

Weighted average shares outstanding:
Basic	15,433,442	9,578,813
Diluted	16,617,484	10,745,626

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

	Three months ended			Three months ended
	March 31, 2007			March 31, 2006
	Average			Average
(dollars in thousands)	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans	$1,530,771	$28,977	7.68%	$761,326	$13,179	7.02%
Securities:
Taxable	272,669	3,346	4.98%	241,750	2,861	4.80%
Tax-exempt (1)	72,961	670	4.91%	44,571	401	4.81%
Federal funds sold and other	55,897	746	5.42%	27,238	370	5.53%

Total interest-earning assets	1,932,298	$33,739	7.13%	1,074,885	$16,811	6.39%

Nonearning assets	217,630			78,938

Total assets	$2,149,928			$1,153,823

Interest-bearing liabilities:
Interest-bearing deposits Interest checking	$244,680	$1,957	3.24%	$104,123	$481	1.88%
Savings and money market	495,877	4,125	3.37%	344,852	2,350	2.76%
Certificates of deposit	624,092	7,456	4.84%	314,992	3,019	3.89%

Total interest-bearing deposits	1,364,649	13,538	4.02%	763,967	5,850	3.11%
Securities sold under agreements to repurchase	157,180	1,712	4.42%	59,723	508	3.46%
Federal Home Loan Bank advances and other borrowings	40,241	531	5.36%	46,711	460	3.99%
Subordinated debt	51,548	876	6.89%	30,929	486	6.36%

Total interest-bearing liabilities	1,613,618	16,657	4.19%	901,330	7,304	3.29%
Noninterest-bearing deposits	269,864	—	—	152,247	—	—

Total deposits and interest-bearing liabilities	1,883,482	$16,657	3.59%	1,053,577	$7,304	2.81%

Other liabilities	6,980			4,711
Stockholders’ equity	259,466			95,535

	$2,149,928			$1,153,823

Net interest income		$17,082			$9,507

Net interest spread (2)			2.95%			3.10%
Net interest margin (3)			3.64%			3.65%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Mar	Dec	Sept	Jun	Mar	Dec
(dollars in thousands, except per share data)	2007	2006	2006	2006	2006	2005

Balance sheet data, at quarter end:
Total assets	$2,193,132	2,142,187	2,052,252	1,985,625	1,828,212	1,016,772
Total loans	1,553,980	1,497,735	1,405,401	1,358,273	1,235,170	648,024
Allowance for loan losses	(16,792)	(16,118)	(15,172)	(14,686)	(13,354)	(7,858)
Securities	340,255	346,494	330,759	305,642	315,473	279,080
Noninterest-bearing deposits	306,885	300,978	306,296	312,709	263,701	155,811
Total deposits	1,700,132	1,622,411	1,585,238	1,559,885	1,415,778	810,151
Securities sold under agreements to repurchase	116,952	141,016	122,354	104,380	63,912	65,834
Advances from FHLB	46,619	53,726	28,739	33,749	67,267	41,500
Subordinated debt	51,548	51,548	51,548	30,929	30,929	30,929
Total stockholders’ equity	262,917	256,017	249,059	238,739	236,327	63,436

Balance sheet data, quarterly averages:
Total assets	$2,149,928	2,096,893	1,987,236	1,878,912	1,153,823	986,106
Total loans	1,530,771	1,442,730	1,375,036	1,328,121	761,326	634,715
Securities	345,630	334,426	317,332	298,909	286,321	273,487
Total earning assets	1,932,298	1,879,759	1,751,559	1,651,962	1,074,885	937,357
Noninterest-bearing deposits	269,864	292,996	281,812	311,286	152,247	136,143
Total deposits	1,634,513	1,596,765	1,535,667	1,482,150	763,967	796,791
Securities sold under agreements to repurchase	157,180	154,483	122,292	68,079	59,723	67,874
Advances from FHLB	37,828	29,817	33,299	44,417	46,336	22,663
Subordinated debt	51,548	51,548	36,084	30,929	30,929	30,929
Total stockholders’ equity	259,466	253,761	244,980	234,400	95,535	63,199

Statement of operations data, for the three months ended:
Interest income	$33,739	33,241	31,340	28,305	16,811	14,118
Interest expense	16,657	15,850	14,181	11,410	7,304	5,831

Net interest income	17,082	17,391	17,159	16,895	9,507	8,287
Provision for loan losses	788	1,051	587	1,707	387	702

Net interest income after provision for loan losses	16,294	16,340	16,572	15,188	9,120	7,585
Noninterest income	5,026	4,934	4,424	4,380	2,048	1,501
Noninterest expense	13,124	13,135	13,054	13,105	7,329	5,967

Income before taxes	8,196	8,139	7,942	6,463	3,839	3,119
Income tax expense	2,594	2,493	2,595	2,141	1,227	881

Net income	$5,602	5,646	5,347	4,322	2,612	2,238

Profitability and other ratios:
Return on avg. assets (1)	1.06%	1.07%	1.07%	0.92%	0.92%	0.90%
Return on avg. equity (1)	8.76%	8.83%	8.66%	7.40%	11.09%	14.05%
Net interest margin (2)	3.64%	3.74%	3.95%	4.17%	3.65%	3.58%
Noninterest income to total revenue (3)	22.73%	22.10%	20.50%	20.60%	17.73%	15.30%
Noninterest income to avg. assets (1)	0.95%	0.93%	0.89%	0.94%	0.72%	0.60%
Noninterest exp. to avg. assets (1)	2.48%	2.49%	2.63%	2.80%	2.58%	2.40%
Efficiency ratio (4)	59.36%	58.80%	60.50%	61.60%	63.40%	61.00%
Avg. loans to average deposits	93.65%	90.40%	89.50%	89.60%	83.10%	79.70%
Securities to total assets	15.51%	16.20%	16.10%	15.40%	17.30%	27.40%
Average interest-earning assets to average interest-bearing liabilities	119.75%	122.00%	121.20%	125.30%	119.30%	117.70%
Brokered time deposits to total deposits	5.83%	3.71%	4.50%	5.00%	3.30%	6.60%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Mar	Dec	Sept	Jun	Mar	Dec
(dollars in thousands, except per share data)	2007	2006	2006	2006	2006	2005

Selected growth rates, last twelve months (5):
Total average assets	86.33%	112.60%	117.20%	128.50%	52.40%	39.50%
Average loans	101.07%	127.50%	133.90%	147.20%	55.90%	41.50%
Total average deposits	113.95%	100.40%	110.20%	131.30%	53.90%	41.50%

Total revenue (3)	91.33%	128.10%	146.50%	159.10%	50.40%	30.10%
Total noninterest expense	79.07%	121.20%	136.40%	164.00%	60.00%	44.60%
Diluted earnings per share	41.67%	41.70%	45.50%	23.80%	26.30%	33.30%

Loan portfolio balances, end of period:
Commercial real estate — mortgage	$287,498	284,302	265,174	260,168	246,391	148,102
Commercial real estate — construction	160,222	161,903	152,627	164,049	162,867	30,295
Other commercial loans	665,857	608,530	554,617	503,797	410,059	239,129
Consumer real estate — mortgage	301,525	299,627	292,206	294,119	283,590	169,953
Consumer real estate — construction	92,162	91,194	87,890	86,978	84,381	37,372
Other consumer loans	46,716	52,179	52,887	49,162	47,882	23,173

Asset quality information and ratios:
Nonaccrual loans and other real estate	$5,632	8,065	3,477	2,867	1,201	460
Past due loans over 90 days and still accruing interest	$98	737	1,123	492	—	—
Net loan charge-offs (recoveries) (7)	$114	105	101	441	(73)	76
Allowance for loan losses to total loans	1.08%	1.08%	1.08%	1.08%	1.08%	1.21%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.33%	0.74%	0.69%	0.25%	0.52%	0.58%
Nonperforming assets	0.36%	0.54%	0.25%	0.21%	0.10%	0.07%
Potential problem loans (6)	0.21%	0.24%	0.77%	0.31%	0.63%	0.20%
Annualized net loan charge-offs (recoveries) to avg. loans (7)	0.03%	0.05%	0.05%	0.07%	(0.04)%	(0.01)%
Avg. commercial loan internal risk ratings (6)	4.1	4.1	4.1	4.1	4.1	3.8
Avg. loan account balances (8)	$156	140	132	115	105	180

Interest rates and yields:
Loans	7.68%	7.65%	7.72%	7.32%	7.02%	6.72%
Securities	4.96%	4.97%	4.91%	5.10%	4.80%	4.58%
Total earning assets	7.13%	7.06%	7.14%	6.92%	6.39%	6.03%
Total deposits, including non-interest bearing	3.36%	3.18%	3.05%	2.59%	2.59%	2.34%
Securities sold under agreements to repurchase	4.42%	4.52%	4.49%	4.00%	3.46%	2.99%
FHLB advances and other borrowings	5.36%	4.93%	4.57%	5.46%	3.99%	2.50%
Subordinated debt	6.89%	6.84%	6.75%	6.69%	6.36%	6.14%
Total deposits and interest-bearing liabilities	3.59%	3.43%	3.26%	2.81%	2.81%	2.52%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Mar	Dec	Sept	Jun	Mar	Dec
(dollars in thousands, except per share data)	2007	2006	2006	2006	2006	2005

Per share data:
Earnings – basic	$0.36	0.37	0.35	0.28	0.27	0.27
Earnings – diluted	$0.34	0.34	0.32	0.26	0.24	0.24
Book value at quarter end (9)	$16.93	16.57	16.16	15.53	15.45	7.53

Weighted avg. shares – basic	15,433,442	15,427,908	15,393,735	15,335,754	9,578,813	8,425,717
Weighted avg. shares – diluted	16,617,484	16,641,425	16,655,349	16,503,692	10,745,626	9,490,447
Common shares outstanding	15,530,975	15,446,074	15,409,341	15,370,116	15,300,629	8,426,551

Capital ratios (10):
Stockholders’ equity to total assets	12.0%	11.9%	12.1%	12.0%	12.9%	6.2%
Leverage	9.5%	9.5%	9.2%	8.6%	11.5%	9.9%
Tier one risk-based	10.9%	10.9%	10.6%	9.5%	10.2%	11.7%
Total risk-based	11.8%	11.8%	12.0%	10.4%	11.1%	12.6%

Investor information:
Closing sales price	$30.51	33.18	35.80	30.43	27.44	24.98
High sales price during quarter	$33.85	36.17	37.41	30.92	28.84	25.96
Low sales price during quarter	$29.40	31.23	28.93	27.09	24.87	21.70

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$31,044	36,551	37,371	37,585	21,346	31,792
Gross fees (11)	$544	653	679	668	389	485
Gross fees as a percentage of mortgage loans originated	1.75%	1.79%	1.82%	1.78%	1.82%	1.53%
Commercial loan participations sold	$45	224	31	49	74	41
Gains on sales of investment securities, net	$—	—	—	—	—	—
Brokerage account assets, at quarter-end (12)	$617,000	597,000	553,000	501,000	470,000	441,000
Floating rate loans as a percentage of loans (13)	46.3%	46.3%	47.3%	47.0%	48.5%	53.5%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$114,143	95,398	85,291	80,359	73,171	60,282
Core deposits to total funding (14)	63.7%	63.3%	63.7%	63.8%	68.1%	59.5%
Total assets per full-time equivalent employee	$5,228	5,302	5,189	5,531	4,968	6,498
Annualized revenues per full-time equivalent employee	$210.8	219.2	218.3	237.0	205.0	250.2
Number of employees (full-time equivalent)	419.5	404.0	395.5	359.0	368.0	156.5
Associate retention rate (15)	85.3%	85.1%	91.1%	94.7%	93.2%	94.3%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA – UNAUDITED

	As of March 31,	As of December 31,
(dollars in thousands, except per share data)	2007	2006

Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets	$2,193,132	$2,142,187
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(10,869)	(11,385)

Net tangible assets	$2,067,975	$2,016,514

Tangible equity:
Total stockholders’ equity	$262,917	$256,017
Less: Goodwill	(114,288)	(114,288)
Core deposit intangible	(10,869)	(11,385)

Net tangible equity	$137,760	$130,344

Tangible equity divided by tangible assets	6.66%	6.46%

Tangible equity per common share	$8.87	$8.44

	For the three months ended March 31,
(dollars in thousands)	2007	2006

Average tangible assets:
Total average assets	$2,149,928	$1,153,823
Less: Average goodwill	(114,288)	(19,270)
Average core deposit intangible	(11,127)	(2,184)

Net average tangible assets	$2,024,513	$1,132,370

Average tangible equity:
Total average stockholders’ equity	$259,466	$95,535
Less: Average goodwill	(114,288)	(19,270)
Average core deposit intangible	(11,127)	(2,184)

Net average tangible stockholders’ equity	$134,051	$74,082

Net income	$5,602	$2,612

Return on average tangible assets (annualized)	1.12%	0.94%

Return on average tangible stockholders’ equity (annualized)	16.95%	14.30%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

9.	Book value per share computed by dividing total stockholders’ equity by common shares outstanding

10.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

11.	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

12.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

13.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

14.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

15.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.